Exhibit 5.01

                                February 23, 2000

Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, California 95035

Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Elantec Semiconductor, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about February 25, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 470,000 shares of the Company's Common Stock (the "Stock"), all of which are subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company's 1995 Equity Incentive Plan, as amended (the "1995 Plan"). In rendering this opinion, we have examined the following:

         (1) the 1995 Plan and the forms of stock option grant, exercise agreement and related documents used by the Company in connection with such plan;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors relating to the 1995 Plan that are contained in the Company's minute books that are in our possession;

         (5) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated February 23, 2000 verifying the number of such issued and outstanding securities);

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

         (7) the Company's Certificate of Incorporation, as filed with the Secretary of State of Delaware on August 18, 1995, and the Company's Certificate of Designations, as filed with the Secretary of State of Delaware on September 15, 1998; and

         (8) the Company's Bylaws, as amended and restated on September 9, 1998.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

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         As to matters of fact relevant to this  opinion,  we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that the 470,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 1995 Plan, when issued, sold and delivered in accordance with the 1995 Plan and stock option grant and exercise agreements and related documents to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares in subject Registration Statement and is not to be relied upon for any other purpose.

                                       Very truly yours,


                                       FENWICK & WEST LLP

                                       /s/ Fenwick & West LLP